UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 18, 2011

VERISK ANALYTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34480	26-2994223
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

545 Washington Boulevard, Jersey City, NJ	07310
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 469-2000

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events
On July 18, 2011, Verisk Analytics, Inc. (the “Registrant”) announced that its Board of Directors has authorized an incremental $150 million of share repurchases under its share repurchase program.
Under the program, the Registrant may repurchase shares in the open market or as otherwise may be determined by the Registrant, subject to market conditions, business opportunities, and other factors. The Registrant has no obligation to repurchase shares under the program. This authorization is a continuation of the Registrant’s plan to offset dilution from the issuance of shares under employee compensation plans, as well as to provide flexibility to selectively return capital to shareholders as a complement to the Registrant’s acquisition strategy.
This authorization has no expiration date and may be suspended or terminated at any time. Repurchased shares will be recorded as treasury stock but will be available for future reissuance.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERISK ANALYTICS, INC.
Date: July 18, 2011	By:	/s/ Kenneth E. Thompson
		Name:	Kenneth E. Thompson
		Title:	Executive Vice President, General Counsel and Corporate Secretary